As filed with the U.S. Securities and Exchange Commission on May 13, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARMATA PHARMACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Washington	91-1549568
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4503 Glencoe Avenue

Marina del Rey, California 90292-3552

(310) 665-2928

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Todd R. Patrick

Chief Executive Officer

Armata Pharmaceuticals, Inc.

4503 Glencoe Avenue

Marina del Rey, California 90292

(310) 665-2928

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Faith L. Charles, Esq.	Jared Fertman
Thompson Hine LLP	Willkie Farr & Gallagher LLP
335 Madison Avenue, 12th Floor	787 Seventh Avenue
New York, New York 10017-4611	New York, New York 10019-6099
(212) 908-3905	(212) 728-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	12,307,694	$4.13	$50,830,776.22	$5,545.64
Warrants to Purchase Common Stock (3)	6,153,847	$-	$-	(3)
Total	18,461,541	$4.13	$50,830,776.22	$5,545.64

(1)	The Registrant is hereby registering for resale from time to time by the selling stockholder named herein of up to (i) 6,153,847 shares of its common stock, and (ii) 6,153,847 shares of its common stock issuable upon exercise of warrants for purchase of common stock, that were initially issued pursuant to the Securities Purchase Agreement, dated as of January 26, 2021, by and between the Registrant and the selling stockholder. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of the common stock as reported on the NYSE American on May 10, 2021, a date within five business days prior to the filing of this Registration Statement.

(3)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer for sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED May 13, 2021

ARMATA PHARMACEUTICALS, INC.

12,307,694 Shares of Common Stock

6,153,847 Warrants to Purchase Common Stock

This prospectus relates to the disposition from time to time of up to (i) 6,153,847 shares of our common stock, $0.01 par value per share, (ii) warrants to purchase 6,153,847 shares of our common stock (the “Warrants”), and (iii) 6,153,847 shares of our common stock issuable upon the exercise of the Warrants, that were initially issued pursuant to the Securities Purchase Agreement dated as of January 26, 2021 (the “Securities Purchase Agreement”), by and between the Registrant and the selling stockholder. The shares of common stock issued pursuant to the Securities Purchase Agreement and the shares of common stock issuable upon exercise of the Warrants are referred to herein as the “Shares”. We are registering the resale of the Shares and the Warrants (collectively referred to herein as the “Securities”) as required by the Registration Rights Agreement we entered into with the selling stockholder on January 26, 2021 (the “Registration Rights Agreement”).

The selling stockholder may resell or dispose of the Securities, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution”. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the Securities, or interests therein, held by such selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the Securities. We will not receive any of the proceeds from the sale of the Securities by any selling stockholder.

Our common stock is listed on the NYSE American under the symbol “ARMP.” On May 10, 2021, the last reported sale price of our common stock on the NYSE American was $4.10 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or delivery of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                        , 2021

________________

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

In this prospectus, “we,” “us,” “our” and “Armata” refer to Armata Pharmaceuticals, Inc. and its subsidiaries, on a consolidated basis, unless the context otherwise requires.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The selling stockholder is offering the Securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the selling stockholder may offer the Securities from time to time in one or more offerings. If required, each time the selling stockholder offers the Securities, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary” and “Risk Factors” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

•	our ability to raise additional capital when needed and to continue as a going concern;

•	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

•	our clinical development plans, including planned clinical trials;

•	our research and development plans, including our clinical development plans;

•	our ability to select combinations of phages to formulate our product candidates;

•	our development of bacteriophage-based therapies;

•	the potential use of bacteriophages to treat bacterial infections;

•	the potential future of antibiotic resistance;

•	our ability for bacteriophage therapies to disrupt and destroy biofilms and restore sensitivity to antibiotics;

•	our planned development strategy, presenting data to regulatory agencies and defining planned clinical studies;

•	the expected timing of additional clinical trials, including Phase 1b/Phase 2 or registrational clinical trials;

•	our ability to manufacture and secure sufficient quantities of our product candidates for clinical trials;

•	the drug product candidates to be supplied by us for clinical trials;

•	the potential for bacteriophage technology being uniquely positioned to address the global threat of antibiotic resistance;

•	the safety and efficacy of our product candidates;

•	our anticipated regulatory pathways for our product candidates;

•	the activities to be performed by specific parties in connection with clinical trials;

•	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

•	our pursuit of additional indications;

•	the content and timing of submissions to and decisions made by the U.S. Food and Drug Administration (“FDA”) and other regulatory agencies;

•	our ability to leverage the experience of our management team and to attract and retain management and keep management and other key personnel;

•	the capacities and performance of our suppliers, manufacturers, contract research organizations (“CROs”) and other third parties over whom we have limited control;

•	our ability to staff and maintain our Marina del Rey production facility under fully compliant current Good Manufacturing Practices;

•	the actions of our competitors and success of competing drugs or other therapies that are or may become available;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

•	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

•	the benefits of our product candidates;

•	potential market growth and market and industry trends;

•	maintaining collaborations with third parties including our partnership with Merck, known as MSD outside of the United States and Canada, the Cystic Fibrosis Foundation, and the U.S. Department of Defense (“DoD”);

•	potential future collaborations with third parties and the potential markets and market opportunities for product candidates;

•	our ability to achieve our vision, including improvements through engineering and success of clinical trials;

•	our ability to meet anticipated milestones for 2021 and 2022;

•	our ability to be a leader in the development of phage-based therapeutics;

•	the expected use of proceeds from the $15 million DoD grant;

•	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

•	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

•	our expectations regarding future planned expenditures;

•	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

•	our ability to protect our intellectual property, including pending and issued patents;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	our ability to advance our clinical development programs, which could be impacted by the COVID-19 pandemic;

•	the expected impact of the COVID-19 pandemic on our operations and any statements of assumptions underlying any of the items mentioned; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date hereof and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Annual Report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on any of the forward-looking statements included in this Annual Report. In addition, this Annual Report also contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that should be considered before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Our Company

We are a clinical-stage biotechnology company focused on the development of pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using our proprietary bacteriophage-based technology. Bacteriophages or “phages” have a powerful and highly differentiated mechanism of action that enables binding to and killing specific bacteria, in contrast to traditional broad-spectrum antibiotics. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current standard of care therapies, including the so-called multidrug-resistant or “superbug” strains of bacteria. We are a leading developer of phage therapeutics that are uniquely positioned to address the growing worldwide threat of antibiotic-resistant bacterial infections.

We are combining our proprietary approach and expertise in identifying, characterizing and developing both naturally-occurring and engineered (synthetic) bacteriophages with our proprietary phage-specific current good manufacturing practice regulations compliant manufacturing capabilities to advance a broad pipeline of high-quality bacteriophage product candidates. We believe that synthetic phage, engineered using advances in sequencing and synthetic biology techniques, represent a promising means to advance phage therapy, including phage-based diagnostics and improving upon the ability of natural phage to treat bacterial infections, especially those that have developed resistance to current antibiotic therapies, including the multidrug-resistant or “superbug” bacterial pathogens.

We are developing and advancing our lead clinical phage candidate for Pseudomonas aeruginosa (“P. aeruginosa”), AP-PA02. On October 14, 2020, we received the approval to proceed from the FDA for our Investigational New Drug application for AP-PA02. We plan to continue to advance the “SWARM-P.a.” study – a Phase 1b/2a, multicenter, double-blind, randomized, placebo-controlled, single ascending dose (SAD) and multiple ascending dose (MAD) clinical trial to evaluate the safety and tolerability of inhaled AP-PA02 in subjects with cystic fibrosis (“CF”) and chronic pulmonary P. aeruginosa infection, provided that the impacts of COVID-19 do not impede our ability to enroll subjects in this clinical trial. This study is supported by the Cystic Fibrosis Foundation (“CFF”), which granted us a Therapeutics Development Award of up to $5.0 million (“CFF Award”).

We are also developing a phage product candidate for Staphylococcus aureus (“S. aureus”) for the treatment of S. aureus bacteremia, AP-SA02. On June 15, 2020, we entered into an agreement (the “MTEC Agreement”) with the Medical Technology Enterprise Consortium (“MTEC”), pursuant to which we will receive a $15.0 million grant and entered into a three-year program administered by the DoD through MTEC with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. We expect to use the grant to partially fund a Phase 1/2, multi-center, randomized, double-blind, placebo- controlled dose escalation study that will assess the safety, tolerability, and efficacy of AP-SA02 for the treatment of adults with complicated S. aureus bacteremia in 2021. However, the COVID-19 outbreak may delay or prohibit the enrollment of patients in our clinical trials.

In partnership with Merck & Co., known as Merck Sharp & Dohme outside of the United States and Canada (“Merck”), we are developing proprietary synthetic phage candidates to target undisclosed infectious disease agents. Our proprietary phage engineering platform serves to enhance the clinical and commercial prospects of phage therapy. These attributes include expanded host range, improved potency which is a fundamental drug property that can translate into improved clinical efficacy, and importantly, biofilm disruption, which is a critical aspect of serious infections that needs to be addressed.

In addition to our more advanced pipeline programs, we have phage discovery efforts underway to target other major pathogens of infectious disease (including Enterococcus faecium, S. aureus, Klebsiella pneumoniae, Acinetobacter baumannii, P. aeruginosa, and Enterobacter species, or “ESKAPE pathogens”) and preventable infectious disease of the microbiome.

We are committed to conducting randomized controlled clinical trials required for FDA approval in order to move toward commercialization of alternatives to traditional antibiotics and provide a potential method of treating patients suffering from drug-resistant bacterial infections.

Corporate History and Reorganization

Armata was created as a result of a business combination of AmpliPhi Biosciences Corporation, a bacteriophage development stage company (“AmpliPhi”) with C3J Therapeutics, Inc. (“C3J”), where Ceres Merger Sub, Inc., a wholly-owned subsidiary of AmpliPhi, merged with and into C3J (the “Merger”). On May 9, 2019, immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc.

C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly-owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.

AmpliPhi was incorporated under the laws of the State of Washington in March 1989 as a wholly-owned subsidiary of Immunex Corporation and began operations as an independent company in 1992 as Targeted Genetics Corporation. In January 2011, AmpliPhi completed the acquisition of Biocontrol Ltd, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. In November 2012, AmpliPhi completed the acquisition of Special Phage Holdings Pty Ltd, a company based in Australia, with the goal of continuing research addressing the rapidly escalating problem of antibiotic resistance through the development of a series of bacteriophage-based treatments.

Our principal executive offices are located at and our mailing address is 4503 Glencoe Avenue, Marina del Rey, California 90292. Our telephone number is (310) 665-2928.

The Offering

Issuer	Armata Pharmaceuticals, Inc.

Securities offered by the selling stockholder	12,307,694 Shares of Common Stock. 6,153,847 Warrants to Purchase Common Stock

Terms of the Warrants	Each Warrant entitles the selling stockholder to purchase one share of Common Stock, subject to any adjustments at an exercise price of $3.25 per share. The Warrants are exercisable immediately and have a five-year term.

Use of proceeds	We will not receive any proceeds from the sale of the Securities in this offering. See “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 8 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

NYSE American symbol	“ARMP”

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline, and you might lose all or part of the value of your investment.

USE OF PROCEEDS

We are registering the Securities pursuant to registration rights granted to the selling stockholder in accordance with the Registration Rights Agreement.

We will not receive any proceeds from the sale of the Securities covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Securities will be for the account of the selling stockholder named herein.

We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, NYSE American listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the Registration Rights Agreement. The selling stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such selling stockholder in disposing of the Securities covered by this prospectus.

THE SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder or its pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 12,307,694 shares of Common Stock, and 6,153,847 Warrants.

On January 26, 2021, we entered into a Securities Purchase Agreement with the selling stockholder, pursuant to which the selling stockholder agreed to purchase (i) 6,153,847 shares of our common stock and (ii) Warrants to purchase 6,153,847 shares of our common stock, for an aggregate purchase price of approximately $20 million, or $3.25 per share of our common stock and accompanying Warrant. The shares of Common Stock issued in connection with the Securities Purchase Agreement represent approximately 24.7% of the outstanding shares of our common stock, assuming no exercise of the Warrants, and approximately 39.6% of the outstanding shares of our common stock assuming the exercise of the Warrants in full.

In connection with certain registration rights we granted to the selling stockholder pursuant to the Registration Rights Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Securities offered by this prospectus from time to time on the NYSE American, in privately negotiated transactions or otherwise. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholder.

The issuance of the Securities in connection with the Securities Purchase Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act, because the transactions did not involve any public offering.

The following table sets forth the name of the selling stockholder, the shares of our common stock beneficially owned by the selling stockholder as of May 10, 2021, the Securities that may be offered under this prospectus and the shares of our common stock beneficially owned by the selling stockholder assuming all of the Securities registered for resale hereby are sold. The number of shares in the column “Number of Securities Being Offered” represents all of the Securities that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of the Securities. We do not know how long the selling stockholder will hold the Securities before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the Securities. The Securities covered hereby may be offered from time to time by the selling stockholder.

The information set forth below is based upon information obtained from the selling stockholder and upon information in our possession regarding the issuance of shares of common stock and warrants to the selling stockholder in connection with the Securities Purchase Agreement. The percentages of shares owned after the offering are based on 24,940,442 shares of our common stock outstanding as of May 10, 2021, plus the shares of common stock registered for resale hereby.

	Shares of Common Stock Beneficially Owned Prior to		Number of Shares Being	Shares of Common Stock Beneficially Owned After Offering(2)
Name of Selling Stockholder	Offering(1)		Offered	Number	Percent
Innoviva Strategic Opportunities LLC	12,307,694	(3)	12,307,694	—		*

*	Less than 1%.

(1)	“Beneficial ownership” is a term broadly defined under Rule 13d-3 of the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has sole or shared investment power or voting power, and also ownership of any shares which the person has the right to acquire within 60 days of May 10, 2021, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the selling stockholder that it is a direct or indirect beneficial owner of those shares.

(2)	Assumes that all Securities being registered in this prospectus are resold to third parties.

(3)	Includes 6,153,847 shares of our common stock issuable upon exercise of the Warrants. Does not include 8,710,800 shares of common stock and warrants to acquire an additional 8,710,800 shares of common stock held by Innoviva, Inc., of which the selling stockholder is a wholly-owned subsidiary.

Relationship with the Selling Stockholders

February 2020 Private Placement

On January 27, 2020, we entered into a Securities Purchase Agreement (the “2020 SPA”) with Innoviva, Inc., of which the selling stockholder is a wholly-owned subsidiary (collectively, “Innoviva”), pursuant to which we agreed to issue and sell to Innoviva, in a private placement, up to 8,710,800 newly issued shares of our common stock (the “2020 Private Placement Shares”) and warrants (the “2020 Common Warrants”) to purchase up to 8,710,800 shares of common stock, with an exercise price per share of $2.87 (the “2020 Private Placement”). Each share of common stock was sold together with one 2020 Common Warrant, and the per-unit purchase price was $2.87.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement with the selling stockholder, we agreed to prepare and file with the SEC this registration statement that permits the resale of the Securities and, subject to certain exceptions, use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act until (i) all Securities registered by this registration statement have been sold, transferred or otherwise disposed of by the selling stockholder, (ii) the Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 of the Securities Act, (iii) the Securities cease to be outstanding, or (iv) the Securities have become eligible for sale by the selling stockholder pursuant to Rule 144 of the Securities Act without any restriction on the volume or manner of such sale and all restrictive legends and stop transfer instructions have been removed with respect to all book entries representing the Securities.

We have also agreed, among other things, to indemnify the selling stockholder and its partners, stockholders, equity holders, general partners, managers, members, affiliates, and their respective officers and directors and any person who controls the selling stockholder (within the meaning of the Securities Act or the Exchange Act) and any employee or representative thereof from all losses and liabilities arising under this registration statement and any securities laws applicable to this registration statement and to pay all fees and expenses (including all reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees).

Warrants

The Warrants are exercisable at any time on or after the date of issuance and entitle the selling stockholder to purchase shares of our common stock for a period of five years from the date of issuance at a price per share equal to $3.25 per share, subject to certain adjustments.

Investor Rights Agreement

On January 26, 2021, we entered into an amended and restated investor rights agreement (the “A&R IRA”) with the selling stockholder and Innoviva, which amended and restated in its entirety that certain Investor Rights Agreement, dated February 12, 2020, by and between Innoviva, Inc. and Armata. Pursuant to the A&R IRA, for so long as Innoviva and its affiliates hold at least 12.5% of our outstanding shares of common stock on a fully-diluted basis, Innoviva shall have the right to designate two (2) directors to our board of directors and for so long as Innoviva and its affiliates hold at least 8%, but less than 12.5%, of the outstanding shares of our common stock on a fully-diluted basis, Innoviva shall have the right to designate one (1) director to the Board, subject to certain conditions and qualifications set forth in the A&R IRA. The A&R IRA also provides Innoviva with certain subscription rights in the event of any new issuances.

As of the date hereof, the directors designated by the selling stockholders are Jules Haimovitz and Odysseas D. Kostas, M.D. Mr. Haimovitz joined the Armata Board on April 1, 2021 and Dr. Kostas joined our board of directors on February 12, 2020.

Voting Agreement

We also entered into a Voting Agreement with Innoviva (the “Voting Agreement”), pursuant to which Innoviva agreed not to vote or take any action by written consent with respect to shares of common stock held by Innoviva or any of its subsidiaries which represent, in the aggregate, more than 49.5% of the total number of shares of common stock issued and outstanding as of any given record date for voting (such shares, the “Excess Shares”) on the matters related to the election of directors or removal of directors from our board of directors (“Board Matters”) presented at any meeting of the our stockholders (or any adjournment or postponement thereof) or for their action by written consent, in each case, unless the board of directors authorizes Innoviva to vote such Excess Shares with respect to Board Matters.

Except as above, the selling stockholder does not have and has not had any material relationship with us within the past three years.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our articles of incorporation and bylaws, and certain provisions of Washington law are summaries. The following description is not complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Washington Business Corporation Act.

As of the date of this prospectus, our articles of incorporation authorize us to issue 217,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

There currently are no provisions under our amended and restated articles of incorporation or under any other contractual obligations whereby we are required to issue or sell shares of preferred stock and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Washington Law

Provisions in our articles of incorporation, our bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. These provisions include a requirement for the vote of stockholders holding at least two-thirds of all shares of our issued and outstanding capital stock to approve certain changes to our articles of incorporation or certain business combinations. These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. Additionally, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, prohibits a target corporation, with certain exceptions, from engaging in certain “significant business transactions” for a period of five years after the share acquisition by an “acquiring person”, unless (a) the significant business transaction is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition or (b) the significant business transaction was approved by both the majority of the members of the target corporation’s board of directors and approved at a stockholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons which beneficially owns 10% or more of the voting securities of the target corporation. Such significant business transactions may include, among other things:

•	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute or is approved by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at an annual or special meeting of stockholders.

NYSE American Listing

Our common stock is listed on the NYSE American exchange under the symbol “ARMP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Securities through this prospectus. We will not receive any of the proceeds from the sale of the Securities covered by this prospectus by the selling stockholder. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Securities covered by this prospectus.

The selling stockholder may sell all or a portion of the Securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Securities held by such selling stockholder. The Securities may be sold on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholder may use any one or more of the following methods when disposing of Securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through trading plans entered into by Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through firm-commitment underwritten public offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder to include the pledgee, transferee, or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of Securities, or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholder may also sell Securities short and deliver the Securities to close out its short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholder from the sale of the Securities offered by it will be the purchase price of the Securities less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Securities, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Securities may be underwriting discounts and commissions under the Securities Act. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Securities to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Securities may be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any other person participating in a sale of the Securities registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, has been passed upon for us by Lane Powell PC, Seattle, Washington.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Armata Pharmaceuticals, Inc.’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.armatapharma.com/. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37544):

•	our annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;

•	our current reports on Form 8-K and all amendments thereto, filed on January 27, 2021, March 17, 2021, and April 5, 2021; and

•	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on February 26, 2021 and April 21, 2021;

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 18, 2015, including all amendments and reports filed for the purpose of updating such description.

All future documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) rather than filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Armata Pharmaceuticals, Inc., Attention: Chief Financial Officer, 4503 Glencoe Avenue, Marina del Rey, California 90292-3552. You may also telephone us at (310) 665-2928.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://investor.armatapharma.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Washington law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PROSPECTUS

12,307,694 Shares of Common Stock

6,153,847 Warrants to Purchase Common Stock

                                                                       , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the Securities to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholder named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$5,546.00
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	40,000.00
Total	$55,546.00

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Washington. Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its stockholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of  (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

Article 11 of the Registrant’s articles of incorporation, provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to the Registrant or its stockholders for monetary damages for conduct as a director. Section 10 of the Registrant’s amended and restated bylaws requires the Registrant to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity; provided, however, that any indemnity is in accordance with Washington law and does not include indemnification for intentional misconduct, knowing violation of law, or other violations of Washington law, including receipt of benefits in which a director or officer is not entitled.

The Registrant maintains a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The Registrant has also entered into indemnification agreements with its executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer of the Registrant or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the Registrant’s request. In addition, the indemnification agreements provide the Registrant with the obligation to advance expenses under certain circumstances and provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law.

Item 16. Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)	for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(2)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Document
3.1	Amended and Restated Articles of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on November 16, 2015).
3.2	Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on April 24, 2017).
3.3	Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on November 8, 2018).
3.4	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
3.5	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on August 14, 2019).
3.6	Articles of Merger, dated as of May 9, 2019 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
3.7	Articles of Amendment to Articles of Incorporation of the registrant, dated as of December 10, 2019 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on December 11, 2019).
3.8	Amendment to Amended and Restated Bylaws of the registrant (December 10, 2019) (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on December 11, 2019).
3.9	Articles of Amendment to Articles of Incorporation of the registrant, dated as of March 26, 2020 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on March 30, 2020).
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9.
4.2	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
4.3	Registration Rights Agreement, dated February 12, 2020, by and between the Company and Innoviva, Inc. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 13, 2020).
4.4	Form of Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 29, 2020).
4.5	Securities Purchase Agreement, dated January 26, 2021, by and between the Company and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 29, 2020).
4.6	Investor Rights Agreement, dated February 12, 2020, by and between the Company and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 13, 2020).
4.7	Registration Rights Agreement, dated January 26, 2021, by and between the Company and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
4.8	Amended and Restated Investor Rights Agreement, dated January 26, 2021, by and between the Company and Innoviva (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).

4.9	Securities Purchase Agreement. Dated January 26, 2021, by and between the Company and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
4.10	Voting Agreement, dated January 26, 2021, by and between the Company and Innoviva (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
4.11	Form of Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
5.1	Opinion of Lane Powell PC.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Lane Powell PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey, State of California, on May 13, 2021.

ARMATA PHARMACEUTICALS, INC.

/s/ Todd R. Patrick
Todd R. Patrick Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd R. Patrick and Steve R. Martin, and each of them singly, as true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (“SEC”), and generally to do all such things in his name and behalf in his capacities as officer to enable Armata Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Todd R. Patrick	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2021
Todd R. Patrick

/s/ Steve R. Martin	Chief Financial Officer	May 13, 2021
Steve R. Martin	(Principal Financial and Accounting Officer)

/s/ Richard J. Bastiani, Ph.D.	Chairman of the Board of Directors	May 13, 2021
Richard J. Bastiani, Ph.D.

/s/ Odysseas D. Kostas, M.D	Director	May 13, 2021
Odysseas D. Kostas, M.D.

/s/ Robin Kramer	Director	May 13, 2021
Robin Kramer

/s/ Joseph M. Patti, Ph.D.	Director	May 13, 2021
Joseph M. Patti, Ph.D.

/s/ Todd C. Peterson, Ph.D.	Director	May 13, 2021
Todd C. Peterson, Ph.D.

/s/ Sarah J. Schlesinger, M.D.	Director	May 13, 2021
Sarah J. Schlesinger, M.D.

Director
Jules Haimovitz, M.D.